EXHIBIT 31.2
CERTIFICATION
I, Roger S. Manny, certify that:
1.	I have reviewed this report on Form 10-K/A of Range Resources Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: September 2, 2011	/s/ ROGER S. MANNY
Roger S. Manny
Executive Vice President and Chief Financial Officer